Confidential C Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. UNDERTAKING in respect of *** This Undertaking (“Undertaking”) is dated 27 October 2025 (“Effective Date”) and is made between: (1) Zhejiang Geely Holding Group Co., Ltd., a company incorporated under the laws of PRC with unified credit number 91330000747735638J whose registered address is at 1760 Jiangling Road, Hangzhou, PRC (“Geely Holding”); (2) Renault Korea Co., Ltd., Reg. No. 180111-0330380, a company duly organized and existing under the laws of Republic of Korea ("Korea”) whose registered address is Renault Samsung-daero 61, Gangseo-gu, Busan, Korea (“RK”); and (3) Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden, whose registered address is Assar Gabrielssons väg 9, 405 31 Göteborg (“Polestar Sweden”). Geely Holding, RK and Polestar Sweden are hereinafter referred to respectively as a “Party” and collectively as the “Parties”. 1. DEFINITIONS In this Undertaking: “Manufacturing Agreement” means the manufacturing and vehicle supply agreement entered into between RK and Polestar Sweden dated on or around the date of this Undertaking (RKM25-002). “***” means a Polestar branded vehicle with the project code ***. “Relevant Liabilities” means ***. 2. UNDERTAKING 2.1 *** *** 2.2 *** Polestar Sweden shall and/or shall cause its affiliate to, without undue delay, use such proceeds to pay the overdue amount of the Relevant Liabilities under the Manufacturing

Confidential C Agreement. *** 2.3 In the event that Polestar Sweden or its affiliate fails to make such payment in accordance with Clause 2.2, *** For the avoidance of doubt, no third party shall have the right to directly enforce this Undertaking. 3. NOTICE 3.1 A Notice or other communication given under or in connection with this Undertaking (“Notice”) shall be: a) In writing; b) In the English language; and c) Sent by a Permitted Method (as defined below) to the Notified Address. 3.2 “Permitted Method” means any of the methods set out in the first column below. The second column sets the date on which a Notice given by such Permitted Method is deemed to be given, provided the Notice was properly addressed and sent in full to the Notified Address: Permitted Method Date on which the Notice is deemed given e-mail The day if sent during the business hour during the Business Day. Otherwise, the next Business Day Personal delivery When left at the Notified Address, as evidenced by a written receipt Registered or pre-paid post in Korea Two (2) business days after posting Pre-paid airmail Six (6) business days after posting 3.3 The Notified Address of each Party is set out below: To Geely Holding: Zhejiang Geely Holding Group Co., Ltd. 1760, Jiangling Road, Binjiang District, Hangzhou, Zhejiang Province, P.R. China, 310051 Attention: *** Email: *** To RK: Renault Korea Co., Ltd

Confidential C Renault Samsung Daero 61 Gangseo-gu, Busan, South Korea Attention: *** Email: *** With a copy not constituting notice to: Renault Korea Co., Ltd Attention: Legal Counsel Email: *** To Polestar Sweden: Polestar Performance AB Assar Gabrielssons väg 9 401 35 Göteborg Sweden Attention: *** Email: *** With a copy not constituting notice to: Polestar Performance AB Attention: Legal Counsel Email: *** A Party may, by Notice to the other Parties, substitute any other Notified Address for the Notified Address set out above. 4. GENERAL 3.4 This Undertaking shall become effective on the Effective Date and shall remain valid until 31 December 2029 or the earlier termination or expiration of the Manufacturing Agreement (whichever is earlier). 3.5 This Undertaking shall be governed by and construed in accordance with the laws of Singapore, without reference to any of its conflict of law principles to the extent that such principles would direct a matter to another jurisdiction. 3.6 Any dispute arising out of or in connection with this Undertaking, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The seat of the arbitration shall be Singapore. The Tribunal shall

Confidential C consist of three arbitrator(s). The language of the arbitration shall be English. The law governing this arbitration agreement shall be Singapore law. 3.7 The Parties shall keep this Undertaking, any discussions arising from it, and any information provided as a consequence of it, confidential, except as required by applicable law, regulation, administrative or judicial order, or pursuant to requirements of applicable stock exchange listing rules. 3.8 If any provision of this Undertaking is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, that shall not affect or impair the legality, validity or enforceability of (a) any other provision of this Undertaking in that jurisdiction; or (b) that provision or any other provision of this Undertaking in any other relevant jurisdiction. If any illegal, invalid or unenforceable provision of this Undertaking would be legal, valid and enforceable if some part or parts of it were modified, such provision shall be applied with whatever modification necessary for it to become legal, valid and enforceable and gives effect to the commercial intention of the Parties. 3.9 This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the Parties hereto. 3.10 The terms and conditions of this Undertaking shall be binding on the Parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. No Party may assign or otherwise transfer this Undertaking without the prior written consent of the other Parties. RK and Polestar Sweden shall not assign or otherwise transfer the Manufacturing Agreement without the prior written consent of Geely Holding. 3.11 This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. THIS UNDERTAKING has been entered into on the date stated at the beginning of this Undertaking. [Signature page follows]

Confidential C This Undertaking has been signed in three (3) originals, of which each Party shall receive one (1) original copy. Zhejiang Geely Holding Group Co., Ltd. Daniel Li __________________________________________ Authorized Representative: Polestar Performance AB: Jonas Engström, COO ______________________________________________ Authorized Representative: Anna Rudensjö, General Counsel ______________________________________________ Authorized Representative: Renault Korea Co., Ltd.: Nicolas Paris ______________________________________________ Authorized Representative: